FOR IMMEDIATE RELEASE

EF Hutton Acquires Phoenix Financial

RIA Provides Platform for Future Growth

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NEW YORK, Thursday, May 8, 2015 – EF Hutton Financial Corp., a subsidiary of EFH Group Inc. (OTC: HUTN), has acquired Phoenix Financial Consulting, a SEC registered investment advisor.  Phoenix Financial has operated for over twelve years.  In connection with the transaction, the RIA changed its name to EF Hutton Investments LLC.  The purchase consideration consisted entirely of restricted shares of common stock (HUTN).  This acquisition will enable EF Hutton to expand its range of services.  EF Hutton Investments will continue to employ all management of Phoenix Financial.

About EF Hutton

EF Hutton Financial Corp. is a subsidiary of EFH Group, Inc. (OTC: HUTN). EF Hutton provides financial services and solutions that improve the lives of individuals, families and their communities.  In connection with this strategic direction, EFH Group, Inc. has decided to change its name to EF Hutton America, Inc. The name change is expected to be effective in the second quarter of 2015.  EF Hutton is legendary for the service and value it provides to clients.  EF Hutton is bringing that legendary service back using technology and other innovative means to add value.  That is why, as everyone knows, “when EF Hutton talks, people listen.”

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Direct Inquiries to:

   Steve Brownell

   Cognito

   steve.brownell@cognitomedia.com